Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

KPMG LLP Chartered Accountants 2700-205 5 Avenue SW Calgary AB T2P 4B9	Telephone Telefax Internet	(403) 691-8000 (403) 691-8008 www.kpmg.ca

To the Board of Directors of MegaWest Energy Corp.

We consent to the incorporation by reference in the Registration Statements on Form S-8 File No. 333-146347 and File No. 333-151626 of MegaWest Energy Corp. (the “Company”) of:

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our auditors’ report dated September 13, 2010 on the consolidated balance sheet of the Company as at April 30, 2010 and 2009 and the consolidated statements of operations, comprehensive loss and deficit, accumulated other comprehensive loss and cash flows for each of the years in the three-year period ended April 30, 2010;

-	our comments dated November 15, 2010 for U.S. readers on Canada - U.S. reporting differences, and

-	our auditors’ report dated November 15, 2010 on the reconciliation to U.S. GAAP.

each of which is contained in the annual report on Form 20-F of the Company for the fiscal year ended April 30, 2010.

Chartered Accountants

Calgary, Canada
November 15, 2010

KPMG LLP, a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.
KPMG Canada provides services to KPMG LLP